EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. 1350, the undersigned, James P. Torgerson and Douglas K. Stuver, the Chief Executive Officer and Chief Financial Officer, respectively, of Avangrid, Inc. (the “issuer”), do each hereby certify that the report on Form 10‑K to which this certification is attached as an exhibit (the “report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ James P. Torgerson
James P. Torgerson
Director and Chief Executive Officer
Avangrid, Inc.
March 2, 2020

/s/ Douglas K. Stuver
Douglas K. Stuver
Chief Financial Officer
Avangrid, Inc.
March 2, 2020